UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

December 22, 2009, Checkpoint Systems, inc. (the "Company") amended its Rights Agreement originally dated March 10, 1997, as amended on March 2, 2007 and as further amended on August 5, 2009 (as amended, the "Rights Agreement", between the Company and American Stock Transfer & Trust Company, LLC (“AST”) as the Rights Agent, to accelerate the final expiration date of the outstanding rights to purchase shares of the
            Company’s Common Stock from March 10, 2017 to December 24, 2009.  The Rights Agreement will terminate as of the close of business on December 24, 2009.

Item 3.03 Material Modification to Rights of Security Holders

           The information set forth under Item 1.02 “Termination of Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

           (d) Exhibits

            The following exhibit is filed with this Current Report on Form 8-K:

Exhibit
Number                  Description

10.1                         Amendment No. 3 to Rights Agreement, dated December 22, 2009 between the Company and American Stock Transfer &
                                Trust Company, LLC as Rights Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date: December 23, 2009	By:	/s/ Raymond D. Andrews
Title: Senior Vice President and Chief Financial Officer

Checkpoint Systems, Inc.

Index of Exhibits

Exhibit
Number                  Description

10.1                         Amendment No. 3 to Rights Agreement, dated December 22, 2009 between the Company and American Stock Transfer &
                                Trust Company, LLC as Rights Agent.